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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                                    2003                2002               2001
BASIC:

Net income (loss) available for common stockholders             $ (7,223,000)        $ 3,849,000      $ (17,607,000)
                                                                ============         ===========      =============

Weighted average number of
          common shares outstanding                                5,824,000           5,824,000          5,866,000
                                                                ============         ===========      =============

Basic income (loss) per common share                                 $ (1.24)             $ 0.66            $ (3.00)
                                                                ============         ===========      =============


DILUTED:

Net income (loss) available for common stockholders             $ (7,223,000)        $ 3,849,000      $ (17,607,000)
                                                                ============         ===========      =============

Weighted average number of
          common shares outstanding                                5,824,000           5,824,000          5,866,000

Dilutive effect of stock options                                          --                  --                 --
                                                                ------------         -----------      -------------

Weighted average number of shares outstanding                      5,824,000           5,824,000          5,866,000
                                                                ============         ===========      =============

Diluted income (loss) per common share                          $      (1.24)        $      0.66      $       (3.00)
                                                                ============         ===========      =============
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